Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2006, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the years presented.

July 26, 2006

/s/ James E. Alexander
James E. Alexander, Chief Executive
Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2006, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the years presented.

July 26, 2006

/s/ John Sakys
John Sakys, Chief Financial Officer